Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the following plans:

•	2022 Share Option Regulations for the Employees of Bending Spoons S.p.A.

•	2024 Share Option Regulations for the Employees of Bending Spoons Holdings S.p.A.

•	2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Holdings S.p.A.

•	2024 Share Option Regulations for the Employees of Bending Spoons Operations S.p.A. with U.K. Sub-Plan

•	2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A. (Version of June 19, 2026)

•	2024 Share Option Regulations for Bending Spoons Operations S.p.A.’s Directors, Consultants, Collaborators and Vendors (Version of December 20, 2024) with Addendum for U.S. Beneficiaries

•	2022 Share Option Regulations for the Employees of Splice Video Editor S.r.l.

•	2022 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Splice Video Editor S.r.l.

•	2023 Share Option Regulations for the Employees of AI Creativity S.r.l.

•	2023 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of AI Creativity S.r.l.

•	2025 Share Option Regulations for the Employees of Wetransfer B.V. (Italian Branch)

•	2023 Stock Option Plan for the Employees, Contractors, and Directors of Alight Creative Inc.

•	Warrants November 2024 Terms and Conditions with Addendum for U.S. Beneficiaries

•	Bending Spoons S.p.A. 2026 Equity Compensation Plan with Italy, U.S., Poland, U.K. and Spain Sub-Plans of Bending Spoons S.p.A. of our report dated April 23, 2026, with respect to the combined financial statements of AOL Holdco II, LLC for the years ended December 31, 2025 and 2024 included in its Registration Statement on Form F-1 (No. 333-296573) of Bending Spoons S.p.A, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri

July 27, 2026